INDENTURE OF LEASE

                              BETWEEN

                  HOLLAND REALTY CORP., Landlord

                                and

                        ENZON, INC., Tenant

                       Dated: April 1, 1995

                               INDEX



ARTICLE I      Demise of Premises...........................- 1 -
          Section 1.01......................................- 1 -

ARTICLE II     Term of Lease................................- 1 -
          Section 2.01......................................- 1 -

ARTICLE III    Rent.........................................- 1 -
          Section 3.01......................................- 1 -
          Section 3.02......................................- 2 -
          Section 3.03......................................- 2 -
          Section 3.04......................................- 2 -
          Section 3.05......................................- 3 -

ARTICLE IV     The Demised Premises.........................- 3 -
          Section 4.01......................................- 3 -
          Section 4.02......................................- 3 -
          Section 4.03......................................- 3 -

ARTICLE V      Use..........................................- 3 -
          Section 5.01......................................- 3 -
          Section 5.02......................................- 3 -

ARTICLE VI     Quiet Enjoyment..............................- 4 -
          Section 6.01......................................- 4 -


ARTICLE VII     Additional Rent, Taxes, Assessments

                    Water Rates, Charges, Etc...............- 4 -
          Section 7.01......................................- 4 -
          Section 7.04......................................- 5 -
          Section 7.05......................................- 5 -
          Section 7.06......................................- 6 -
          Section 7.07......................................- 6 -

ARTICLE VIII   Insurance....................................- 6 -
          Section 8.01. Tenant's Insurance..................- 6 -
          Section 8.02. Landlord's Insurance................- 8 -
          Section 8.03. Waiver of Claim/Waiver of Subrogation.- 9 -
          Section 8.04. Indemnity...........................- 9 -
          Section 8.05. Escrow.............................- 10 -

ARTICLE IX     Repairs.....................................- 10 -
          Section 9.01.....................................- 10 -
          Section 9.02.....................................- 11 -

ARTICLE X      Tenant's Additional Obligations.............- 12 -
          Section 10.01....................................- 12 -

ARTICLE XI     Casualty....................................- 13 -
          Section 11.01....................................- 13 -
          Section 11.02....................................- 13 -
          Section 11.03....................................- 13 -
          Section 11.04....................................- 13 -

ARTICLE XII    Condemnation................................- 15 -
          Section 12.01....................................- 15 -
          Section 12.02....................................- 16 -

ARTICLE XIII   Compliance With Laws, Etc...................- 16 -
          Section 13.01....................................- 16 -
          Section 13.02....................................- 16 -
          Section 13.03....................................- 17 -

ARTICLE XIV    Subordination...............................- 22 -
          Section 14.01....................................- 22 -

ARTICLE XV     Defaults, Remedies..........................- 23 -
          Section 15.01....................................- 23 -
          Section 15.02....................................- 25 -
          Section 15.03....................................- 25 -
          Section 15.04....................................- 26 -
          Section 15.05....................................- 27 -

ARTICLE XVI    Assignment and Sublease.....................- 27 -
          Section 16.01....................................- 27 -
          Section 16.02....................................- 27 -
          Section 16.03....................................- 27 -
          Section 16.04....................................- 28 -
          Section 16.05....................................- 28 -
          Section 16.06....................................- 30 -
          Section 16.07....................................- 30 -

ARTICLE XVII   Notices.....................................- 31 -
          Section 17.01....................................- 31 -

ARTICLE XVIII  Holding Over................................- 32 -
          Section 18.01....................................- 32 -

ARTICLE XIX    Liens.......................................- 32 -
          Section 19.01....................................- 32 -

ARTICLE XX     Condition of Demised Premises, Loss, Etc....- 33 -
          Section 20.01....................................- 33 -

ARTICLE XXI    Inspection, For Sale and For Rent Signs.....- 33 -
          Section 21.01....................................- 33 -

ARTICLE XXII   Signs.......................................- 34 -
          Section 22.01....................................- 34 -

ARTICLE XXIII  Security and Late Charge....................- 34 -
          Section 23.01....................................- 34 -
          Section 23.02....................................- 34 -
          Section 23.03....................................- 34 -
          Section 23.04....................................- 34 -

ARTICLE XXIV   Financial Statements........................- 35 -
          Section 24.01....................................- 35 -

ARTICLE XXV    Broker......................................- 35 -
          Section 25.01....................................- 35 -

ARTICLE XXVI   Short Form Memorandum of Lease..............- 35 -
          Section 26.01....................................- 35 -

ARTICLE XXVII  Waiver of Trial by Jury.....................- 36 -
          Section 27.01....................................- 36 -

ARTICLE XXVIII Waiver of Distraint.........................- 36 -
          Section 28.01....................................- 36 -

ARTICLE XXIX   ERISA Representation........................- 36 -
          Section 29.01....................................- 36 -

ARTICLE XXX    Miscellaneous...............................- 37 -
          Section 30.01....................................- 37 -
          Section 30.03....................................- 37 -
          Section 30.04....................................- 37 -
          Section 30.05....................................- 37 -
          Section 30.06....................................- 37 -
          Section 30.07....................................- 38 -
          Section 30.08....................................- 38 -
          Section 30.09....................................- 38 -
          Section 30.10....................................- 38 -
          Section 30.11....................................- 38 -
          Section 30.12....................................- 38 -
          Section 30.13....................................- 39 -
          Section 30.14....................................- 39 -
          Section 30.15....................................- 39 -

ARTICLE XXXI   Personal Liability..........................- 39 -
          Section 31.01....................................- 39 -

ARTICLE XXXII  Landlord's Retained Rights..................- 40 -
          Section 32.01....................................- 40 -

ARTICLE XXXIII Intentionally Omitted.......................- 40 -

ARTICLE XXXIV  Intentionally Omitted.......................- 40 -

ARTICLE XXXV   Intentionally Omitted.......................- 40 -

ARTICLE XXXVI  Intentionally Omitted.......................- 40 -

               THIS LEASE, dated the 1st day of April 1995, between HOLLAND REALTY CORP., a Delaware corporation, with an address c/o LPC Commercial Services, Inc., 1530 Wilson Boulevard, Arlington, Virginia 22209 (hereinafter referred to as the "Landlord"); and ENZON, INC., a corporation of the State of Delaware, with offices at 20 Kingsbridge Road, Piscataway, New Jersey 08854 (hereinafter referred to as the "Tenant").


                       W I T N E S S E T H :

                             ARTICLE I

                        Demise of Premises

               Section 1.01. The Landlord, for and in consideration of the rents to be paid and of the covenants and agreements hereinafter contained to be kept and performed by the Tenant, hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord, for the term and the rent and upon the covenants and agreements hereinafter set forth, the premises described in Exhibit A attached hereto and made a part hereof, which is situated on that certain parcel of land located at 20 Kingsbridge Road, Piscataway, Middlesex County, New Jersey (hereinafter referred to as the "Real Property"), as described on Exhibit A-l attached hereto and made a part hereof (such premises, together with the Building as hereinafter defined, being hereinafter referred to as the "Premises" or "Demised Premises").

               The Landlord and the Tenant covenant and agree as follows:


                            ARTICLE II

                           Term of Lease

               Section 2.01. The term of this Lease and the demise of the Demised Premises shall be for a period of approximately twelve (12) years and two and one-half (2 1/2 ) months commencing on the date hereof ("Commencement Date"), and ending at 11:59 p.m. on June 15, 2007, or on such earlier termination as hereinafter set forth (which term is hereinafter called the "Term" or "Lease Term").


                            ARTICLE III

                               Rent

               Section 3.01. The Tenant shall pay to the Landlord, during the term without counterclaim, deduction or set-off, basic rent in the amount of Six Million Four Hundred Sixteen Thousand Five Hundred Eighty-Three and 30/100 ($6,416,583.30) Dollars (hereinafter "Term Basic Rent"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

               Section 3.02. The Term Basic Rent shall be payable as follows:

                                        Annual                           Monthly
                                       Basic Rent                     Basic Rent


April 1, 1995 -                       $440,002.57                      $36,666.88
June 15, 1996
June 16, 1996 -                       $496,485.57                      $41,373.80
June 15, 2002
June 16, 2002 -                       $581,210.07                      $48,434.17
June 15, 2007

The payment of the aforesaid Monthly Basic Rent shall commence on the Commencement Date of the Term and shall be payable in advance on the first day of each calendar month during the Term, except that a proportionately lesser sum may be paid for the last month of the Term of this Lease if the Lease Term ends on a date other than the last day of the month, in accordance with the provisions of this Lease hereinafter set forth. The Monthly Basic Rent, and any Additional Rent, shall be payable at the office of the Landlord, at the address above set forth, or as may otherwise be directed by notice from the Landlord to the Tenant

               Section 3.03. The Tenant shall, and will, during the Term well and truly pay, or cause to be paid, to the Landlord, the Monthly Basic Rent as herein provided and all other sums that may become due and payable by the Tenant, hereunder, at the time and in the manner herein provided, without counterclaim, offset or deduction; and all other sums due and payable by the Tenant hereunder may, at the Landlord's option, be deemed to be, and treated as, Additional Rent, and added to any Monthly Basic Rent due and payable by the Tenant hereunder, and, in the event of nonpayment of such other sums, the Landlord shall have all the rights and remedies herein provided for in the case of the nonpayment of Term Basic Rent and Additional Rent, or of a breach of any covenant to be performed by the Tenant.

               Section 3.04. The Basic Rent (Term, Annual and Monthly) payable by the Tenant pursuant to this Lease is intended to be net to the Landlord, and all other charges and expenses imposed upon the Demised Premises or incurred in connection with its use, occupancy, care, maintenance, operation and control, including but not limited to the charges and expenses payable pursuant to Articles VII and VIII of this Lease, shall be paid by the Tenant, excepting liens resulting from acts or omissions of the Landlord and other payments to be paid or obligations undertaken by the Landlord as specifically provided in this Lease.

               Section 3.05. As used in this Lease, "Basic Rent" shall mean either Term Basic Rent, Annual Basic Rent or Monthly Basic Rent, as appropriate.


                            ARTICLE IV

                       The Demised Premises

               Section 4.01. The Demised Premises includes a building consisting of approximately 56,483 gross square feet of space (which building is hereinafter called the "Building") previously erected thereon which the Tenant acknowledges that it has inspected and is fully familiar with its condition and is leasing the same in an "AS IS" condition.

               Section 4.02. Intentionally Omitted.

               Section 4.03. The Demised Premises hereinabove described constitutes a self-contained unit and nothing in this Lease shall impose upon the Landlord any obligation to provide any services for the benefit of the Tenant, including but not limited to water, gas, electricity, heat or janitorial, unless and to the extent expressly provided in this Lease.


                             ARTICLE V

                                Use

               Section 5.01. The Demised Premises may be used by the Tenant for research and development, manufacturing and warehousing of biochemical products and office use incidental thereto and for any other lawful purpose. Nothing contained herein shall be construed as a representation on the part of Landlord that Tenant's use of the Demised Premises is a permitted use and, unless otherwise stated in this Lease, it shall be Tenant's obligation, at Tenant's sole cost and expense, to make application for and to obtain any and all certificates and/or permits to permit Tenant's use from any governmental agencies having jurisdiction over the Demised Premises.

               Section 5.02. The aforesaid permitted use does not permit the stacking of merchandise and/or materials against walls or columns, nor does it permit the hanging of equipment from (or otherwise loading) the roof or structural members of the Building.


                            ARTICLE VI

                          Quiet Enjoyment

               Section 6.01. Landlord covenants that if, and so long as, Tenant pays the Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold and enjoy the Demised Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.


                            ARTICLE VII

                Additional Rent, Taxes, Assessments
                    Water Rates, Charges, Etc.

               Section 7.01. The Tenant shall pay, before any interest or penalties accrue thereon, all Real Estate Taxes, as hereinafter defined, and all water and sewer rates and charges imposed during the Term on the Demised Premises, adjusted proportionately for any partial Lease year. Upon request, Tenant shall exhibit to the Landlord receipted bills or other proof of payment.

Notwithstanding anything in this Section 7.01 and Section 7.03 to the contrary, Tenant shall pay to Landlord together with each monthly installment of Basic Rent, an additional amount sufficient to enable Landlord to pay, when due, all of the Real Estate Taxes. The determination of the amount so payable and of the fractional part thereof to be deposited with the Landlord each month so that the aggregate of such deposits shall be sufficient for this purpose, shall be made by the Landlord in its reasonable discretion. Such amounts shall be held by he Landlord in trust and applied to the payment of the Real Estate Taxes. All funds deposited by Tenant with Landlord hereunder shall be deposited in an interest bearing account and any interest earned on such funds shall accrue for the benefit of Tenant less an administrative fee to the Landlord of one (1%) percent. Interest earned are such funds during any Lease Year or Partial Lease Year (less the administrative fee) shall be retained by Landlord and shall be applied towards Tenant's monthly installments of Real Estate Taxes for the subsequent Lease Year. If one month prior to the due date of any Real Estate Taxes amounts then on deposit with Landlord therefor shall be insufficient for the payment of such obligation in full, Tenant within five (5) days after demand, shall deposit the amount of the deficiency with Landlord. Landlord shall not be required to segregate the amounts deposited with it under this
Section 7.01 but may commingle same with any other funds held by it. Upon notice to Tenant, Landlord shall have the right, at any time and from time to time, to elect not to escrow the Real Estate Taxes pursuant to the provisions of this paragraph, whereupon the provisions of the preceding paragraph of this
Section 7.01 shall apply. Notwithstanding any such election to discontinue escrowing the Real Estate Taxes, Landlord shall have the right, at any time and from time to time, upon giving notice to Tenant to resume escrowing the Real Estate Taxes in accordance with the provisions of this paragraph of Section
7.01. In determining Tenant's montly escrow installment in respect of Real Estate Taxes all assessments referred to in Section 7.03 shall be payable over the maximum period permitted by law.

               Section 7.02. The Tenant shall not be required to pay any estate, inheritance, devolution, succession, transfer, legacy or gift tax charged against the Landlord or the estate or interest of the Landlord in the Demised Premises or upon the right of any person to succeed to the same or any part thereof by inheritance, succession, transfer or gift, nor any capital stock tax or corporate franchise tax incurred by the Landlord, nor any income tax upon or against the income of the Landlord (including any rental income derived by the Landlord from the Demised Premises).

               Section 7.03. The Tenant shall pay all assessments that may be imposed upon the Real Property by reason of any specific public improvement (including but not limited to assessments for street openings, grading, paving and sewer installations and improvements). Any such benefit, assessment or installment thereof relating to a fiscal period in which the Term of this Lease begins or ends shall be apportioned.

               Section 7.04. The Tenant, in its name or the Landlord's name, shall have the right to contest, or review, by appropriate proceedings, in such manner as it may deem suitable, at its own expense, and without expense to the Landlord, any tax, assessment, water and sewer rents or charges, or other charges payable by the Tenant pursuant to this Lease. Any refund resulting from such contest or review shall be assigned to and belong to the Tenant and shall be paid to the Tenant promptly upon its receipt by the Landlord. If the refund relates to a tax year that is apportioned between the Landlord and the Tenant, the refund shall be apportioned between the Landlord and the Tenant.

               Section 7.05. Notwithstanding anything contained herein to the contrary, should Landlord's mortgagee require at any time, the maintenance of an escrow reserve for the tax obligations of Tenant or for any other obligation of Tenant as in this Lease contained, Tenant shall promptly pay to said escrowee the required amount as the same may be periodically adjusted from time to time.

               Section 7.06. As used in this Lease, Real Estate Taxes shall mean the property taxes and assessments imposed upon the Demised Premises, or upon the Rent (Basic and Additional), as such payable to Landlord, including but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or changes levied, imposed or assessed against the Real Property including the Building, by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax or other tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax or other tax shall be deemed to be a Real Estate Tax for the purPoses hereof.

               Section 7.07. Tenant agrees to pay the cost of all utilities, including but not limited to gas and electricity charges for the Demised Premises.


                           ARTICLE VIII

                             Insurance

               Section 8.01. Tenant's Insurance. (A) Tenant covenants and represents, said representation being specifically designed to induce Landlord to execute this Lease, that during the entire Term hereof, at its sole cost and expense, Tenant shall obtain, maintain and keep in full force and effect, the following insurance:

                    (1) "All Risk" property insurance against fire, theft,
               vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may, be included in a standard extended coverage endorsement from time to time in general use in the State of New Jersey, upon property of every description and kind owned by Tenant and located in the Demised Premises for which Tenant is legally liable or installed by or on behalf of Tenant, including by way of example and not by way of limitation, furniture, fixtures, fittings, installations and any other personal property, in an amount equal to the full replacement cost thereof. The Tenant may self-insure as to plate glass insurance.

                    (2) Comprehensive General Liability Insurance coverage, to include personal injury, bodily injury, broad form property damage, and contractual liability, naming Landlord and Landlord's mortgagee or trust deed holder and ground lessors (if any) as additional insureds in limits of not less than Three Million and 00/100 (S3,000,000.00) Dollars.

                    (3) Workers' Compensation insurance in form and amount as
               required by law.

                    (4) Any other form or forms of insurance or increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord or the mortgagees or ground lessors (if any) of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees or ground lessors said coverage and/or limits become inadequate and less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

                    (B) All property insurance policies shall be taken out with insurers rated AX by Best Rating Service of Oldwick, New Jersey who are licensed to do business in the State of New Jersey and shall be in form satisfactory from time to time to Landlord. A policy or certificate evidencing such insurance together with a paid bill shall be delivered to Landlord not less than fifteen (15) days prior to the commencement of the Term hereof. Such insurance policy or certificate will provide an undertaking by the insurers to notify Landlord and the mortgagors or ground lessors (if any) of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided, a policy shall be furnished by Tenant within thirty (30) days of the Term's commencement. The aforesaid insurance shall be written with no deductible.

                    (C) In the event of damage to or destruction of the Demised Premises entitling Landlord or Tenant to terminate this Lease pursuant to
Article XI hereof, and if this Lease is so terminated, Tenant will immediately pay to Landlord all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but not Tenant's trade fixtures, equipment, furniture and other personal property of Tenant in the Demised Premises or those leasehold improvements and alterations to which Landlord has consented and pursuant to which consent are required to be removed by Tenant at the expiration or sooner termination of the Term) which have become Landlord's property on installation or would have become Landlord's property at the Term's expiration or sooner termination.

                    (D) Tenant agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to this Lease) in or upon the Demised Premises any article which may be prohibited by any insurance policy in force from time to time covering the Demised Premises. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Demised Premises.

                    (E) If any insurance policy carried by Landlord, as provided in Section 8.02 hereof, shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Demised Premises or any part thereof by Tenant or any assignee or sublessee of Tenant or anyone permitted by Tenant to be upon the Demised Premises, and if Tenant fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before (i) forty-eight (48) hours after notice thereof from Landlord, or (ii) prior to said cancellation or reduction becoming effective, Tenant shall be in default hereunder and Landlord shall have all of the remedies available to Landlord pursuant to this Lease.

               Section 8.02. Landlord's Insurance. Landlord covenants and agrees that throughout the Term it will insure the Demised Premises [excluding any property with respect to which Tenant is obligated to insure pursuant to Subsection 8.01(A)(l) above] against damage by fire and standard extended coverage perils for full replacement value and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground lessor (if any), or if none, as would be carried by a prudent owner of a similar building in the area. In addition, Landlord shall maintain and keep in force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Basic Rent and Additional Rent during, at the minimum, one (1) Lease year hereunder. Landlord may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of the Real Property may reasonably require or reasonably determine available. All insurance carried by Landlord on the Demised Premises shall be reimbursed in full by Tenant, as Additional Rent. Upon written request of Tenant, Landlord shall provide Tenant with copies of certificates evidencing the insurance maintained by Landlord together with copies of premium invoices with respect to such insurance coverage. Tenant further acknowledges that the exculpatory provisions of this Lease as set forth in Article XX and the provisions of this Subsection 8.02 as to Tenant's insurance are designed to insure adequate coverage as to Tenant's property and business without regard to fault and to avoid Landlord obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which would result in double coverage for the same perils which is payable by Tenant. Landlord will not carry insurance of any kind on Tenant's furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

               Section 8.03. Waiver of Claim/Waiver of Subrogation. Notwithstanding anything contained herein to the contrary, in the event of any loss or damage to the Building, the Premises and/or any contents, each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss. Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Demised Premises, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Landlord or Tenant) for all perils covered by said policy. Should such waiver not be available, then the policy for which the waiver is not available must name the other party as an additional insured affording it the same coverage as that provided the party obtaining said coverage.

               Section 8.04. Indemnity. Tenant is and shall be in exclusive control and possession of the Demised Premises as provided herein, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the Demised Premises, or for any injury or damage to the Demised Premises, nor to any property of Tenant, or of any other person contained therein.

Tenant shall indemnify and save Landlord harmless against and from all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys' fees) which may be imposed upon, incurred by or asserted against Landlord by reason of:

                    (1) Any work or thing done by Tenant, its agents or employees in, on or about the Demised Premises or any part thereof;

                    (2) Any use, occupation, condition, operation by Tenant, its agents or employees of the Demised Premises or any part thereof or of any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto or any occurrence on any of the same;

                    (3) Any act or omission on the part of Tenant or any subtenant or any employees, licensees or invitees;

                    (4) Any accident, injury (including death) or damage, unless caused by Landlord, its agents or employees, to any third party or property owned by someone other than Tenant and not under the care, custody or control of the Tenant occurring in, on or about the Demised Premises, or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto; and

                    (5) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease.

               The provisions of this Section shall survive the expiration or earlier termination thereof.

               Notwithstanding anything contained herein to the contrary, Tenant shall have no obligation to indemnify Landlord and its agents from any matter arising out of the negligence or intentional acts of Landlord or its agents.

               Section 8.05. Escrow. In the event any mortgagee, ground lessor or trust deed holder requires an escrow for insurance, taxes or any other reoccurring charges, Tenant shall, on demand from Landlord, deposit the required escrow as required by any of the aforesaid. Notwithstanding the above, any payment by Tenant in excess of the actual charges for the above shall be refunded to the Tenant.


                            ARTICLE IX

                              Repairs

               Section 9.01. The Tenant shall keep the Demised Premises, including the sidewalks in front thereof, in good condition and repair, and shall redecorate, paint and renovate the Demised Premises as may be necessary to keep them in good condition and repair and good appearance. The Tenant shall keep the Demised Premises and all parts thereof in a clean and sanitary condition and free from trash, flammable material and other objectionable matter. The Tenant shall keep the sidewalks, roadways and landscaped areas forming part of the Demised Premises clean and free of obstructions, snow and ice. Throughout the Term of this Lease, the Tenant, at its sole cost and expense, will take good care of the Demised Premises and will keep the same in good order and condition and make all necessary repairs and replacements thereto, structural and non-structural, interior and exterior, ordinary and extraordinary, foreseen and unforeseen.

               The Tenant shall replace, at the Tenant's expense, all glass in and on the Demised Premises which may become broken after the date of Tenant's occupancy. When used in this Article, the term "repairs" shall include all necessary replacements and renewals. All repairs made by Tenant shall be equal in quality and class to the original work. The Tenant shall quit and surrender the Demised Premises at the end of the Term in good order and repair, reasonable wear and tear excepted and in compliance with the requirements stated herein and in a "broom-clean" condition, and shall, by way of example and not by way of limitation, clean and reseal all exposed concrete floors.

               Should the Tenant fail to keep the Demised Premises in good condition and repair, Landlord, after reasonable notice to Tenant (or without notice in the case of an emergency), may, without being obliged, make the repairs, and Tenant shall pay to Landlord, immediately upon demand, the cost therefor, which shall constitute Additional Rent due hereunder and shall be subject to all remedies by law or otherwise for the collection of Basic Rent and Additional Rent; however, nothing herein shall be construed to impose a duty on Landlord to mitigate its damages by undertaking any repair which is Tenant's obligation.

               Section 9.02. The Tenant shall not make any alterations, additions or improvements to the Demised Premises without the prior written consent of the Landlord, which Landlord shall not unreasonably withhold or delay. In the event Tenant has not received a response from Landlord to Tenant's request for such alteration, addition or improvement, within ten (10) days of Landlord's receipt of such request, Tenant shall so notify Landlord of its failure to respond, and should Landlord still not respond to Tenant within five (5) days of receipt of such Tenant's notice, Landlord's consent shall be deemed granted. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon or to the Demised Premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain open and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of this Lease, without compensation to the Tenant; or, in the alternative and at the direction of Landlord, Tenant shall remove all or so much of the property therefrom as directed or such property shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal. Landlord may have any such property stored at Tenant's risk and expense. Landlord shall notify Tenant at the time of its consent, as to whether it will require that Tenant remove, at the expiration or sooner termination of the Lease Term, any erections, alterations, additions or improvements made by Tenant, and restore the Demised Premises to its preexisting condition and that the Tenant use contractors approved by Landlord.

               Notwithstanding anything contained herein to the contrary, Tenant may, without the need for obtaining Landlord's prior written consent, make alterations, additions and improvements within the Premises which do not affect the Building Systems (i.e. heating, ventilating, plumbing, electrical or other utilities) or which do not affect any structural portion of the Building, provided said alteration, addition and/or improvement does not exceed the sum of Forty Thousand and 00/100 ($40,000.00) Dollars in the aggregate in any one
(1) Lease year. Tenant shall, however, as to said alterations, additions and/or improvements not requiring Landlord's consent, provide Landlord with reasonable prior notice of its intention to perform such alterations, together with information as to the nature of said alterations, additions and/or improvements, including but not limited to plans and specifications.


                             ARTICLE X

                  Tenant's Additional Obligations

               Section 10.01. Notwithstanding anything contained herein to the contrary, during the Lease Term, Tenant agrees to maintain and repair and replace, at its sole cost and expense, if necessary: (i) the roof; and (ii) the parking lot, sidewalks and curbs. With respect to maintenance and repair of the heating, ventilating and air conditioning ("HVAC") system servicing the Demised Premises, Tenant shall, at its sole cost and expense, purchase a maintenance and service contract, each Lease Year during the Term. Landlord shall have the right to review and approve (which approval shall not be unreasonably withheld or delayed) said maintenance and service contract and the contractor. Any items of maintenance and repair to the HVAC system not covered by said maintenance and service contract and/or any required replacement of all or a portion of said HVAC system (as determined by Landlord in its sole but reasonable judgment) shall be Tenant's responsibility, at its sole cost and expense. Additionally, during the Lease Term, Tenant hereby agrees, at its own cost and expense, to maintain and repair, when necessary, the Building Structure, which, for the purposes hereof, shall be the footings, foundation, the steel supporting columns, and exterior walls and to maintain, repair and/or replace, at its own cost and expense the electrical transformer servicing the Demised Premises and plumbing supply lines to the Building. Tenant shall purchase a maintenance and service contract for the roof in accordance with the requirements set forth above as to maintenance and service contract for the HVAC system. Tenant shall promptly deliver to Landlord a copy of the maintenance and service contracts for the HVAC system and the roof. Landlord shall assign to Tenant all existing warranties and guaranties relating to the Demised Premises and its systems.

                            ARTICLE XI

                             Casualty

               Section 11.01. If the Demised Premises or the Building is damaged or destroyed by fire, explosion, the elements or otherwise during the Term so as to render the Demised Premises wholly untenantable or unfit for occupancy, or should the Demised Premises be so badly injured that the same cannot be repaired within one hundred eighty (180) days from the happening of such injury [as determined by Landlord's architect or engineer by notice to Landlord and Tenant within thirty (30) days of the date of the casualty], then, and in such case, the Term hereby created shall, at the option of either the Landlord or the Tenant terminate upon the giving of a notice of termination. If a notice of termination is given, the Term of this Lease shall terminate effective as of the date of such damage or destruction, and the Tenant shall immediately surrender the Demised Premises and all the Tenant's interest therein to the Landlord, and pay Basic Rent and Additional Rent to the time of such damage or destruction, and the Landlord may re-enter and repossess the Demised Premises discharged from this Lease and may remove all parties therefrom.

               Section 11.02. Should the Demised Premises be rendered untenantable and unfit for occupancy, but yet be repairable within one hundred eighty (180) days from the happening of said injury [as determined by Landlord's architect or engineer within thirty (30) days of the date of the casualty], the Landlord will, provided the mortgagee makes the proceeds of any casualty insurance required to be carried pursuant to this Lease available to the Landlord to restore and further provided that the insurance proceeds so received are adequate to restore the Building and the Demised Premises, enter and repair the same with reasonable speed, and the Basic Rent and Additional Rent shall not accrue after said injury or while such repairs are being made, but shall recommence immediately after such repairs shall be completed; provided that Landlord has delivered to Tenant a certificate of occupancy as required by local law. Landlord shall endeavor to provide Tenant with thirty
(30) days prior notice of the estimated date of completion of such repairs.

               Section 11.03. If the Demised Premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, the Landlord shall repair the same with reasonable promptness and the Basic Rent and Additional Rent accrued and accruing shall not cease or terminate. The Tenant shall immediately notify the Landlord in case of fire or other damage to the Demised Premises.

               Section 11.04. Notwithstanding anything to the contrary in
Section 11.01, neither the Landlord nor the Tenant shall have any option to terminate this Lease upon the happening of an injury referred to in Section 11.01, provided: (i) that the happening of such injury occurs at a time when the unexpired Term of this Lease is two (2) years or more; (ii) further provided that the mortgagee makes the proceeds of any casualty insurance required to be carried pursuant to this Lease available to Landlord to restore; and (iii) further provided that the insurance proceeds so received are adequate to restore the Building and the Demised Premises. In such event, the Landlord shall repair the Demised Premises, even to the extent of rebuilding the Building if necessary, subject, however, to the receipt of sufficient insurance proceeds. The Landlord shall promptly enter and repair the Demised Premises with reasonable speed, making due allowance for conditions beyond the Landlord's control, including but not limited to time lost in adjusting insurance claims and strikes, and the Basic Rent and Additional Rent shall not accrue after such injury and while repairs are being made, provided Landlord receives the proceeds of rent insurance maintained by the Tenant, but shall recommence immediately after said repairs shall be completed and the Landlord delivers possession thereof to the Tenant. Landlord shall have no obligation to repair or restore Tenant's improvements.

               Notwithstanding anything contained herein to the contrary, in the event Landlord shall commence the restoration of the Demised Premises in accordance with this Section 11.04, and if Tenant's acts or omissions, or those of its agents, servants, or employees did not cause the casualty, then unless Landlord restores the Demised Premises within one hundred eighty (180) days of the date of the casualty, as said period is extended by Force Majeure, however in no event beyond two hundred seventy (270) days from the date of the casualty, Tenant shall have the right to terminate this Lease upon thirty (30) days' prior notice to Landlord of its intent so to do, which notice shall be given no earlier than said one hundred eightieth (180th) day as extended by Force Majeure, but in no event beyond said two hundred seventieth (270th) day, unless Landlord completes said restoration within the thirty (30) day period similarly extended by Force Majeure but not beyond two hundred seventy (270) days from the date of the casualty. Notwithstanding the foregoing, if, during said restoration, Landlord's architect or engineer determines that the Premises will not be restored within one hundred eighty (180) days of the date of the casualty, subject to Force Majeure [but not beyond two hundred seventy (270) days from the date of the casualty], then Landlord shall so notify Tenant and Tenant shall have the right to terminate this Lease on thirty (30) days' notice to Landlord of its intent to do so, unless Landlord completes said restoration within said thirty (30) day period, similarly extended for Force Majeure.


                            ARTICLE XII

                           Condemnation

               Section 12.01. If Tenant's use of the Demised Premises is materially affected due to a taking under any power of eminent domain or condemnation then, at the option of the Tenant, to be exercised in writing within thirty (30) days of the taking of title thereto, this Lease shall expire within thirty (30) days of the date of such notice and the Basic Rent and any Additional Rent herein reserved shall be apportioned as of that date. However, if the Tenant does not exercise the aforementioned option, or if the taking does not materially affect the Tenant's use of the Demised Premises, this Lease shall not expire but the Basic Rent and Additional Rent shall be equitably apportioned. If the Landlord and the Tenant fail to agree upon an equitable apportionment, the Basic Rent and Additional Rent for the Building, after such taking, shall be determined in accordance with the Commercial Rules of the American Arbitration Association of Somerset, New Jersey, and the arbitrator shall be empowered to assess the costs and expenses of the proceedings as part of the determination. Pending such determination the Tenant shall pay, on account of the Basic Rent and Additional Rent, such proportion of the Basic Rent and Additional Rent reserved in this Lease as the total area of the Building after the taking bears to the total area of the Building before the taking, subject to adjustment in accordance with the arbitrator's award. If the Landlord can, after such taking, construct an addition to the remaining Building so as to restore all of the Building area and Building facilities theretofore taken, the Landlord shall, subject to the adequacy of the condemnation award and to the mortgagee making the same available to the Landlord, promptly construct such addition and restore such facilities so taken and upon the completion of such restoration, the full Basic Rent and Additional Rent reserved by this Lease shall be reinstated, as of the date of such restoration, and, if the Tenant is able to occupy and use the Building, the proportionate Basic Rent and Additional Rent shall be paid by the Tenant as herein provided, during the period between the taking and the restoration of the Building and facilities. No part of any award shall belong to the Tenant except that nothing contained herein is intended to affect or limit the Tenant's separate claim for fixtures or other improvements owned by Tenant provided the same does not diminish the Landlord's award. It is expressly understood and agreed that the provisions of this Article XII shall not be applicable to any condemnation or taking for governmental occupancy for a limited period of time, and this Lease shall be and remain unaffected by such condemnation or taking and the Tenant shall continue to be responsible for all of its obligations hereunder and Tenant shall continue to pay the Basic Rent and Additional Rent as provided in the Lease, provided in the event of any such condemnation or taking Tenant shall be entitled to appear, claim, prove and receive any award; but if the period of temporary use or occupancy extends beyond the expiration date, Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the costs of restoration to the Demised Premises and the portion of any such award allocable to the period following the expiration date. To the extent Landlord receives any award for loss of Tenant's rental or for the temporary use and occupancy of the Demised Premises attributable to any portion of the Term hereof, Landlord agrees to credit same against the Basic Rent and Additional Rent and otherwise payable by Tenant hereunder. For purposes of this Section 12.01, a "limited period of time" shall be deemed to mean six (6) months or less.

               Section 12.02. Tenant agrees to execute and deliver any instruments, at the expense of Landlord, as may be reasonably necessary or required to expedite any condemnation proceeding or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Demised Premises or any portion thereof. The Tenant covenants and agrees to vacate the Demised Premises in the event the Lease is terminated as a result of condemnation and to remove all of Tenant's personal property therefrom in accordance with the terms of this Lease and deliver up peaceably possession thereof to the Landlord or to such other party designated by Landlord by written notice in the condition provided for in the Lease. In the event that the Lease is terminated all obligations of the parties (except those obligations accruing prior to the termination date and those which by the terms of this Lease survive termination) shall cease as of such taking. Landlord and Tenant each agree to provide prompt notice to the other of any taking or proposed taking of the Demised Premises or any part thereof.

                           ARTICLE XIII

                    Compliance With Laws, Etc.

               Section 13.01. The Tenant shall not do or permit anything to be done in the Demised Premises which shall constitute a public nuisance or which will conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof.

               Section 13.02. The Tenant shall, at its own expense, obtain all necessary environmental and operating permits and comply with all requirements of law and with all ordinance or orders, rules and regulations of any state, municipal or other public authority affecting the Demised Premises and with all requirements of the Fire Insurance Exchange or similar body, and of any liability insurance company insuring the Landlord against liability for accidents in or connected with the Demised Premises including, but not limited to laws, ordinance, orders, rules and regulations which apply to the interior or exterior of the Demised Premises, the structural or nonstructural parts thereof, and to make all improvements and repairs required by such laws, ordinances, orders, rules and regulations, ordinary or extraordinary, foreseen or unforeseen.

               Section 13.03. (A) Tenant acknowledges the existence of environmental laws, rules and regulations, including but not limited to the provisions of IRA, as hereinafter defined. Tenant shall comply with any and all such laws, rules and regulations.

                    (B) Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with IRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, IRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Landlord. Tenant agrees to indemnify and hold Landlord harmless from any violation of IRA occasioned by Tenant's use of the Demised Premises. The Tenant shall immediately provide the Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Tenant's compliance and the requirements of the New Jersey Department of Environmental Protection and Energy ("NJDEPE") under IRA as they are issued or received by the Tenant

                    (C) As used herein, Hazardous Substances shall be defined as any "hazardous chemical", "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Environmental Cleanup Act, as amended, N.J.S.A. 13:lK-6 ET SEQ. and/or the Industrial Site Recovery Act ("ISRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, ET SEA., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Hazardous Substance.

                    (D) In the event Tenant fails to comply with ISRA as stated in this Section or any other governmental law as of the termination or sooner expiration of the Lease and as a consequence thereof Landlord is unable to rent the Demised Premises, then the Landlord shall treat the Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Tenant provided by law in that situation including a monthly rental of two hundred (200%) percent of the Monthly Basic Rent for the last month of the Term of this Lease or any renewal term, payable in advance on the first day of each month, until such time as Tenant provides Landlord with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

                    (E) Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any Hazardous Substances, as hereinafter defined, on, under, or about the Demised Premises, without Landlord's prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord's reasonable satisfaction (i) that such Hazardous Substances (a) are necessary or useful to Tenant's business; and (b) will be used, kept, and stored in compliance with all laws relating to any Hazardous Substances so brought or used or kept in or about the Demised Premises; and (ii) that Tenant will give all required notices concerning the presence in or on the Demised Premises or the release of such Hazardous Substances from the Demised Premises) provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Substances, which products are of a type customarily found in office and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Substances in a safe and lawful manner and shall not allow such Hazardous Substances to contaminate the Demised Premises or the environment.

                    (F) Tenant further agrees that Tenant will not permit any substance suspected of causing cancer or reproductive toxicity to come into contact with groundwater under the Demised Premises. Any such substance coming into contact with groundwater shall be considered a Hazardous Substance for purposes of this Section.

                    (G) (i) Notwithstanding the provisions of Section 13.03(E), Tenant may handle, store, and use Hazardous Substances, limited to the types, amounts, and use identified in the Hazardous Substances Exhibit attached hereto. If no Hazardous Substances Exhibit is attached to this Lease, then this
Section 13.03(G) shall be of no force and effect. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Section is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on the attached Hazardous Substances Exhibit. Tenant's business and operations, and more especially its handling, storage, use and disposal of Hazardous Substances shall at all times comply with all applicable laws pertaining to Hazardous Substances. Tenant shall secure and abide by all permits necessary for Tenant's operations on the Demised Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Substances. If Tenant shall at any time fail to comply with this Section, Tenant shall immediately notify Landlord in writing of such noncompliance.

                         (ii) Tenant shall provide Landlord with copies of all
Material Safety Data Sheets (as required by the Occupational Safety and Health
Act) relating to any Hazardous Substances to be used, kept, or stored at or on the Demised Premises, at least thirty (30) days prior to the first use, placement, or storage of such Hazardous Substance on the Demised Premises. Landlord shall have ten (10) days following delivery of such Material Safety Data Sheets to approve or forbid, in its sole discretion subject to the limitation contained in Section 13.03(E) above, such use, placement, or storage of a Hazardous Substance on the Demised Premises.

                         (iii) Tenant shall not store hazardous wastes on the
Demised Premises for more than ninety (90) days; "hazardous waste" has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Tenant shall not install any underground or aboveground storage tanks on the Demised Premises. Tenant shall not dispose of any Hazardous Substance or solid waste on the Demised Premises. In performing any alterations of the Demised Premises permitted by the Lease, Tenant shall not install any Hazardous Substance in the Demised Premises without the specific consent of Landlord attached as an Exhibit to this Section.

                         (iv) Any increase in the premium for necessary
insurance on the Demised Premises which arises from Tenant's use and/or storage of Hazardous Substances shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any federal, state or local governmental agency with jurisdiction.

                    (H) If Landlord, in its sole discretion, believes that the Demised Premises or the environment have become contaminated with Hazardous Substances that must be removed under the laws of the State where the Demised Premises are located, in breach of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may enter upon the Demised Premises and obtain samples from the Demised Premises, including without limitation, the soil and groundwater under the Demised Premises, for the purposes of analyzing the same to determine whether and to what extent the Demised Premises or the environment have become so contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Section. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Substances on the Demised Premises without Landlord's prior written consent.

                    (I) Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys' fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Substances by Tenant, its agents or contractors on, under or about the Demised Premises, including, without limitation, the costs of any required or necessary investigation, repair, clean-up or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease. At Landlord's option, Tenant shall perform any required or necessary investigation, repair, clean-up, or detoxification of the Demised Premises required under any applicable federal or state statute or regulation. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and clean-up standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Demised Premises for purposes of sampling or inspection. No disturbance of Tenant's use of the Demised Premises resulting from activities conducted pursuant to this Section shall constitute an actual or constructive eviction of Tenant from the Demised Premises. In the event that such clean-up extends beyond the termination of the Lease, Tenant's obligation to pay Basic Rent (including Additional Rent) shall continue until such clean-up is completed and any certificate of clearance or similar document has been delivered to Landlord. Basic Rent during such holdover period shall be at market rent; if the parties are unable to agree upon the amount of such market rent, then Landlord shall have the option of (a) increasing the Basic Rent for the period of such holdover based upon the increase in the cost of living (as determined by the Consumer Price Index for the New York Metropolitan Area) from the third (3rd) month preceding the commencement date to the third (3rd) month preceding the start of the holdover period, using such indices and assumptions and calculations as Landlord in its sole reasonable judgment shall determine are necessary; or (b) having Landlord and Tenant each appoint a qualified MAI appraiser doing business in the same area; in turn, these two independent MAI appraiser shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for Demised Premises as of the expiration of the then current Term. Landlord and Tenant shall equally share in the expense of the appraisal except that in the event the Basic Rent is found to be within fifteen (15%) percent of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the Basic Rent be subject to determination or modification by any person, entity, court, or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less than the Basic Rent due in the preceding period.

                    (J) Notwithstanding anything set forth in the Lease, Tenant shall only be responsible for contamination of Hazardous Substances or any clean-up resulting directly therefrom, resulting directly or indirectly from matters occurring or Hazardous Substances deposited (other than by contractors, agents or representatives controlled by Landlord) during the Lease Term, and any other period of time during which Tenant is in actual or constructive occupancy of the Demised Premises. Tenant shall take reasonable precautions to prevent the contamination of the Demised Premises with Hazardous Substances by third parties.

                    (K) It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee's or sublessee's anticipated use of the Demised Premises involves the generation, storage, use, treatment or disposal of Hazardous Substances; (ii) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Substances contaminating the property if the contamination resulted from such assignee's or sublessee's actions or use of the property in question; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Substance.

                    (L) Any of Tenant's insurance insuring against claims of the type dealt with in this Section shall be considered primary coverage for claims against the Demised Premises arising out of or under this Section.

                    (M) In the event (i) any transfer of Tenant's interest under this Lease; or (ii) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective Federal, state or local laws concerning (a) the physical condition of the Demised Premises, Building, or Building Area; or (b) the presence of hazardous or toxic materials in or on the Demised Premises, Building, or Building Area (for example, the New Jersey Environmental Cleanup Responsibility Act, or similar applicable state laws), including, but not limited to, any reporting or filing requirements imposed by such laws. Tenant's duty to pay Basic Rent and Additional Rent shall continue until the obligations imposed by such laws are satisfied in full and any certificate of clearance or similar document has been delivered to Landlord. The Basic Rent and Additional Rent required to be paid by Tenant in accordance with this Subsection 13.03(M) during that period beyond the termination or sooner expiration of this Lease shall be as described in Subsection 13.03(D).

                    (N) All consents given by Landlord pursuant to this Section shall be in writing and shall be considered amendments to this Lease.

                    (O) Landlord represents to Tenant that (i) it has received no notice of a violation of any environmental law, rule or regulation including, but not limited to, ISRA with respect to the Demised Premises; and
(ii) to its actual knowledge, it is not aware of any violation of such laws, rules or regulations with respect to the Demised Premises.

               Section 13.04. Notwithstanding anything contained herein to the contrary, Tenant shall have no responsibility for any cost or expense for any Hazardous Substance or environmental condition determined to have been in existence prior to its initial occupancy of the Demised Premises.


                            ARTICLE XIV

                           Subordination

               Section 14.01. This Lease is and shall be subject and subordinate to all present and future first mortgages or first deeds of trust affecting the Demised Premises. The Tenant shall execute, any instrument which may be deemed necessary or desirable by the Landlord to further effect or to evidence the subordination of this Lease to any such first mortgage or first deed of trust. The Landlord may assign this Lease to any such first mortgagee or first trust deed holder in connection with any such lien superior to this Lease, and the Tenant shall execute, at no expense to the Tenant, any instrument which may be necessary or desirable by the Landlord or the holder of said lien in connection with said assignment. Any expense incurred in the preparing, executing or recording of such assignment to any such holder shall be without expense or cost to the Tenant. The Tenant further agrees, within ten
(10) days of Landlord's written request, to certify by written instrument duly executed and acknowledged to any first mortgagee, first trust deed holder or purchaser, or any proposed first mortgage lender, first trust deed holder or purchaser, that this Lease is in full force and effect, or if not, in what respect it is not, that this Lease has not been modified, or the extent to which it has been modified, that there are no existing defaults hereunder to the best of the knowledge of the party so certifying, or specifying the defaults, if any, and any other information which Landlord shall reasonably require. Any such certification shall be without prejudice as between the Landlord and the Tenant, it being agreed that any document required hereunder shall not be used in any litigation between the Landlord and the Tenant. Landlord agrees to use its best efforts to obtain, on behalf of Tenant, a non-disturbance, subordination and attornment agreement from the present mortgagee; however, this Lease is not conditioned upon the same being granted, and any charges assessed by the holders of such mortgages in connection with the obtaining of the aforesaid non-disturbance agreement shall be paid by Tenant.

Landlord agrees to obtain a non-disturbance agreement from the holder of any future mortgage on the property, on behalf of Tenant and in connection therewith, Tenant agrees to attorn to said mortgagee and any purchaser following foreclosure. Any charges assessed by the holders of said mortgage in connection with the obtaining of the aforesaid non-disturbance agreement shall be paid by Tenant.

Notwithstanding anything contained herein to the contrary, in no event will Tenant be required to pay more than Two Thousand and 00/100 ($2,000.00) Dollars in the aggregate for any charges assessed by the holders of the aforesaid mortgages in connection with obtaining the aforesaid non-disturbance agreements.


                            ARTICLE XV

                        Defaults, Remedies

               Section 15.01. If, during the Term any one or more of the following acts or occurrences (any one of such occurrences or acts being hereinafter called an Event of Default) shall happen:

                    (A) The Tenant shall default in making any payment of Basic Rent or any Additional Rent as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after notice from the Landlord that such payment is due and unpaid; or

                    (B) The Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by the Tenant (other than any default curable by payment of money), and such default shall continue for a period of thirty (30) days after written notice thereof from the Landlord to the Tenant, or, in the case of a default which cannot with due diligence be cured within thirty (30) days, the Tenant shall fail to proceed promptly (except for unavoidable delays) after the giving of such notice and with all due diligence to cure such default and thereafter to prosecute the curing hereof with all due diligence (it being intended that as to a default not susceptible of being cured with due diligence within thirty (30) days, the time within which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence); or

                    (C) The Tenant or any guarantor of this Lease shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of the Tenant or any guarantor of this Lease or of all or any substantial part of its properties or of all or any part of the Demised Premises; or

                    (D) If, within sixty (60) days after the filing of an involuntary petition in bankruptcy against the Tenant or any guarantor of this Lease, or the commencement of any proceeding against the Tenant or such guarantor seeking any reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Tenant or such guarantor, of any trustee, receiver or liquidator of the Tenant or such guarantor, or of all or any part of the Demised Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall have been vacated, or if, within sixty (60) days after the taking possession, without the consent or acquiescence of the Tenant or such guarantor, of the property of the Tenant, or of such guarantor by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of the Tenant or such guarantor, such taking shall not have been vacated or stayed on appeal or otherwise; or

                    (E) If the Demised Premises shall be abandoned by the Tenant for a period of thirty (30) consecutive days.

then, and in any such event, and during the continuance thereof, the Landlord may, at its option, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that the Landlord may have any other remedy hereunder or at law or in equity, by notice to the Tenant, designate a date, not less than ten (10) days after the giving of such notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate upon the date specified in such notice with the same force and effect as if the date specified in such notice was the date hereinbefore fixed for the expiration of the Term of this Lease, and all rights of the Tenant hereunder shall expire and terminate, but the Tenant shall remain liable as hereinafter provided. The parties agree that either party who brings an action to enforce any obligation of the other party under this Lease shall, if successful, be entitled to recover from said unsuccessful party all reasonable attorneys' fees and other reasonable expenses incurred in enforcing said obligation against the unsuccessful party, this to survive the expiration or sooner termination of this Lease.

               Section 15.02. If this Lease is terminated as provided in
Section 15.01, or as permitted by law, the Tenant shall peaceably quit and surrender the Demised Premises to the Landlord, and the Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceedings, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither the Tenant nor any person claiming through or under the Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Demised Premises, and the Landlord, at its option, shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from the Tenant in lieu of all other claims for damages on account of such termination as and for liquidated damages an amount equal to the excess of all Term Basic Rent and Additional Rent reserved hereunder for the unexpired portion of the Term of this Lease discounted at the rate of six (6%) percent per annum to the then present worth, over the fair rental value of the Demised Premises at the time of termination for such unexpired portion of the Term (the rent received on a reletting shall be conclusively accepted as the fair rental value). Nothing herein contained shall limit or prejudice the right of the Landlord, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

               Section 15.03. If the Landlord re-enters and obtains possession of the Demised Premises, as provided in Section 15.02 of this Lease, following an Event of Default, the Landlord shall have the right, without notice, to repair or alter the Demised Premises in such a manner as the Landlord may deem necessary or advisable so as to put the Demised Premises in good order and to make the same rentable, and shall have the right, at the Landlord's option, to relet the Demised Premises or a part thereof, and the Tenant shall pay to the Landlord on demand all reasonable expenses incurred by the Landlord in obtaining possession, and in altering, repairing and putting the Demised Premises in good order and condition and in reletting the same, including reasonable fees of attorneys and architects, and all other reasonable expenses or commissions, and the Tenant shall pay to the Landlord upon the rent payment dates following the date of such re-entry and including the date for the expiration of the Term of this Lease in effect immediately prior to such re-entry, the sums of money which would have been payable by the Tenant as Monthly Basic Rent and Additional Rent hereunder on such rent payment dates if the Landlord had not re-entered and resumed possession of the Demised Premises, deducting only the net amount of rent (basic and additional), if any, which the Landlord shall actually receive (after deducting from the gross receipts the expenses, costs and payments of the Landlord which in accordance with the terms of this Lease would have been borne by the Tenant) in the meantime from and by any reletting of the Demised Premises, and the Tenant shall remain liable for all sums otherwise payable by the Tenant under this Lease, including but not limited to the expense of the Landlord aforesaid, as well as for any deficiency aforesaid, and the Landlord shall have the right from time to time to begin and maintain successive actions or other legal proceedings against the Tenant for the recovery of such deficiency, expenses or damages or for a sum equal to any Monthly Basic Rent payment and Additional Rent. As an alternative remedy, the Landlord shall be entitled to damages against the Tenant for breach of this Lease, at any time (whether or not the Landlord shall have become entitled to or shall have received any damages as hereinabove provided) in an amount equal to the excess, if any, of the Term Basic Rent and Additional Rent which would be payable under this Lease at the date of the expiration of the Term, less the amount of Term Basic Rent and Additional Rent received by the Landlord upon any reletting, both discounted to present worth at the rate of six (6%) percent per annum, semi-annually. The obligation and liability of the Tenant to pay the Term Basic Rent and the Additional Rent shall survive the commencement, prosecution and termination of any action to secure possession of the Demised Premises. Nothing herein contained shall be deemed to require the Landlord to wait to begin such action or other legal proceedings until the date when this Lease would have expired had there not been an Event of Default.

               Section 15.04. The Tenant hereby waives all right of redemption to which the Tenant or any person under it may be entitled by any law nor or hereafter in force. Notwithstanding anything herein contained, Landlord agrees to use reasonable efforts to relet the Demised Premises in order to mitigate its damages, but nothing herein shall limit the Landlord's right, in its sole discretion, to approve any tenant and to determine the terms and conditions of any lease, including but not limited to rent and length of term. The Landlord's remedies hereunder are in addition to any remedy allowed by law.

               Section 15.05. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary dispossess proceedings, and other remedies were not provided for in this Lease. During the pendency of any proceedings brought by Landlord to recover possession by reason of default, Tenant shall continue all money payments required to be made to Landlord, and Landlord may accept such payments for use and occupancy of the Demised Premises. In such event, Tenant waives its right in such proceedings to claim as a defense that the receipt of such money payments by Landlord constitutes a waiver by landlord of such default.


                            ARTICLE XVI

                      Assignment and Sublease

               Section 16.01. The Tenant may not mortgage, pledge, hypothecate, assign, transfer, sublet or otherwise deal with this Lease or of the Demised Premises in any manner except as specifically provided for in this Article XVI.

               Section 16.02. In the event that Tenant desires to sublease the whole or any portion of the Demised Premiss or assign the within Lease to any other party, Tenant shall give Landlord written notice of such desire and furnish Landlord with an exact copy of the proposed assignment or sublease not less than thirty (30) days prior to the effective date on which Tenant desires to make such assignment or sublease and the identity of the subtenant or assignee. The Tenant shall not submit, nor shall Landlord accept, any assignment or sublease for review which has a proposed rent less than the current market value. The Landlord shall require a Five Hundred and 00/100 ($500.00) Dollar payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same.

               Section 16.03. The Landlord shall have a period of thirty (30) days following receipt of the aforementioned notice within which to notify the Tenant in writing that Landlord elects either:

                    (A) to terminate this Lease as to the space so affected as of the date so specified by the Tenant as above (with the same effect as if such date was the date fixed herein for the expiration of the Term) in which event Tenant will be relieved of all further obligation hereunder as to such space; or

                    (B) to, upon the execution of the proposed sublease or assignment to the proposed subtenant or assignee, assume the proposed assignment or sublease so that such prospective sublessee or assignee shall then become the tenant of the Landlord hereunder; or

                    (C) to permit the Tenant to assign or sublet such space, subject, however, to the Tenant remaining liable for the observance of all of the covenants and provisions of this Lease, including, but not limited to the payment of Term Basic Rent reserved herein, through the entire Term of this Lease. If the rental rate agreed between Tenant and assignee or sublessee is greater than the Term Basic Rent and Additional Rent that Tenant must pay Landlord (computed on the basis of an average square foot rent for the Demised Premises), then all of such excess rental shall be shared equally by Landlord and Tenant; or

                    (D) to reasonably refuse to consent to Tenant's assignment or sublet and to continue this Lease in full force and effect. The Landlord's refusal to consent shall not be deemed unreasonable if, by way of example and not by way of limitation, the proposed assignment or sublet is to any governmental or quasi-governmental agency or to anyone whose use would impose abnormal or excessive wear and tear on the Demised Premises.

If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option
(C) above. No future assignment or subletting shall be made except upon compliance with this Section. Any attempted assignment or sublease by Tenant in violation of this Section shall be void. This absolute prohibition against assigning or subletting except in compliance with this Section shall include those by operation of law or statute.

               Section 16.04. In any event, except as otherwise provided in
Section 16.03, the acceptance by the Landlord of any Basic Rent or Additional Rent from the assignee or from any of the subtenants or the failure of the Tenant to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

               Section 16.05. Notwithstanding anything contained herein to the contrary, any sublet or assignment to an Affiliated Company or to any entity into which Tenant has been merged or which is wholly owned by Tenant, or by which Tenant is wholly owned in connection with a joint venture entered into by Tenant shall not be subject to the provisions of Sections 16.01, 16.02, and 16.03(A), (B) and (D). As used herein, Affiliated Company shall mean any corporation related to such party as a parent, subsidiary or brother-sister corporation so that such corporation and such party or such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder.

In the event that any or all of Tenant's interest in the Demised Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Tenant, or to Tenant as a debtor in possession, and subsequently any and all of Tenant's interest in the Demised Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant's interest by such Disposition, and the exercise of the option by Landlord shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two (2%) percent of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder. Without limiting any of the provisions of Article XV, if pursuant to the Federal Bankruptcy Code (herein the "Code"), or any similar law hereafter enacted having the same general purpose, Landlord declines the right provided it in the preceding paragraph and Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to one (1) year's Annual Basic Rent and Additional Rent for the next succeeding twelve
(12) months (which Additional Rent shall be reasonably estimated by Landlord), which deposit shall be held by Landlord for the balance of the Lease Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the same manner specified for security in Section 23.02.

Except as specifically set forth above, no portion of the Demised Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

               Section 16.06. If Tenant is a corporation and if at any time during the Lease Term the persons owning a majority of its "voting stock" at the time of the execution of this Lease should cease to own a majority of such voting stock (except as the result of transfers by bequest or inheritance), Tenant covenants to notify Landlord of any such transfer and such transfer shall be deemed an assignment of this Lease. In the event of such transfer, Landlord may either (a) not unreasonably withhold its consent thereto or (b) terminate this Lease by notice to Tenant to be effective ninety (90) days after service. This Section shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized stock exchange. For the purposes of this Section 16.06, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, to and including the date of this Lease, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

               Section 16.07. Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement. Landlord acknowledges that Tenant may commence such action by means of an order to show cause before the Superior Court of New Jersey, in which event Landlord acknowledges Tenant's rights to an expedited proceeding and to notify Landlord of the institution of the Order to Show Cause by telephone means. Landlord and Tenant further agree that the determination of such Court shall be conclusive and non-appealable.

                           ARTICLE XVII

                              Notices

               Section 17.01. All notices, demands, consents, approvals, requests and instruments or documents by this Lease required or permitted to be given to or served upon the Landlord or the Tenant shall be in writing. Any such notice, demand, consent, approval, request, instrument or document shall be sufficiently given or served if sent by certified or registered mail, postage prepaid, addressed at the address set forth below, or at such other address as it shall designate by notice, as follows:

          If to the Landlord:

                         HOLLAND REALTY CORPORATION c/o LPC Commercial Services, Inc.
                         1530 Wilson Boulevard
                         Arlington, VA 22209

With Copy to:       VIB MANAGEMENT, INC.
                         712 Fifth Avenue
                         New York, NY 10019
                         Attn: Donald M. Kurdziel
                         Vice President

                         SPITZER & FELDMAN P.C.
                         405 Park Avenue
                         New York, NY 10022
                         Attn: M. James Spitzer, Jr., Esq.

If to the Tenant:

                         ENZON, INC.
                         20 Kingsbridge Road
                         Piscataway, NJ 08854

Any notice so sent shall be deemed given or served on the second (2nd) business day following the date mailed as aforesaid.


                           ARTICLE XVIII

                           Holding Over

               Section 18.01. If the Tenant shall remain in the Demised Premises after the expiration of the Term without having executed and delivered a new lease with the Landlord, such holding over shall not constitute a renewal or extension of this Lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event the Tenant shall pay Monthly Basic Rent and Additional Rent in advance in the amount as provided for pursuant to N.J.S.A. 2A:42-6. The time limitations described in this Article XVIII shall not be subject to extension for Force Majeure, except that any increased rental as herein described shall not be applicable for the first thirty (30) days beyond the expiration of the Term if, and only if, said holding over is as a result of Tenant's inability to move its furniture, fixtures and equipment to a new location for reasons attributable to Force Majeure.


                            ARTICLE XIX

                               Liens

               Section 19.01. Tenant shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Landlord or any ground or underlying lessor in any portion of the Demised Premises. If, because of any act or omission (or alleged act or omission) of Tenant, any Notice of Intention, mechanic's or other lien, ,charge, or order for the payment of money or other encumbrance shall be filed against Landlord and/or any ground or underlying lessor and/or any portion of the Demised Premises (whether or not such lien, charge, order, or encumbrance is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within fifteen
(15) days after the filing thereof; and Tenant shall indemnify and save harmless Landlord and all ground and underlying lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order, or encumbrance, and Tenant agrees to reimburse Landlord for all costs, expenses and other sums of money in connection therewith (as additional rental) with interest at the maximum rate permitted by law promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Demised Premises, at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.


                            ARTICLE XX

             Condition of Demised Premises, Loss, Etc.

               Section 20.01. After the commencement of the Tenant's occupancy, the Landlord shall not be responsible for the loss of, or damage to, property occurring in or about the Demised Premises, for any reason whatsoever, to include but not be limited to: any existing or future condition, defect, matter or thing in the Demised Premises; the acts, omissions or negligence of other persons or tenants in and about the Demised Premises; theft or burglary from the Demised Premises; the negligence of Landlord, its agents, servants or invitees; and defects, errors or omissions in the construction or design of the Demised Premises and/or the Building including the structural and non-structural portions thereof. Tenant covenants and agrees to make no claims for any such loss, damage or injury at any time. Nothing in this Section 20.01 shall be construed to preclude any claim for personal injury by any third party or for any property damage claim by any third party for its property, provided said property is not under the care, custody or control of Tenant if such loss or injury is due in whole or in part to Landlord's negligence or misconduct or that of its employees or agents. As used herein, third parties include but are not limited to employees, agents, contractors, invitees or any other party not occupying the Demised Premises pursuant to a sublet or license or as a successor or assign of Tenant.


                            ARTICLE XXI

              Inspection, For Sale and For Rent Signs

               Section 21.01. The Landlord, or its agents, shall have the right to enter the Demised Premises at reasonable hours to examine the same, or to exhibit the Demised Premises to prospective purchasers and to place upon the Demised Premises a suitable "For Sale" sign, which sign must be approved by the Tenant, which approval shall not be unreasonably withheld. For twelve (12) months prior to the expiration of the Term, the Landlord, or its agents, may exhibit the Demised Premises to prospective tenants and may place the usual "To Let" signs thereon. Notwithstanding the foregoing, except in the event of an emergency, Landlord shall provide Tenant with reasonable telephone notice prior to entering the Demised premises in connection with this Section 21.01.


                           ARTICLE XXII

                               Signs

               Section 22.01. No sign, advertisement or notice shall be affixed to or placed upon any part of the Demised Premises by the Tenant, except in such manner, and of such size, design and color as shall be approved in advance in writing by the Landlord, which approval the Landlord shall not unreasonably withhold, provided: (i) that Tenant comply with all applicable governmental ordinances and regulations and receives all necessary governmental approvals required for erection and maintenance of the sign and (ii) no later than the last day of the Term, Tenant shall, at Tenant's expense, remove the sign and repair all injury done by or in connection with the installation or removal of the sign. Notwithstanding the foregoing, Landlord hereby consents to that sign to be located at the Demised Premises which is described on Exhibit D attached hereto and made a part hereof.


                           ARTICLE XXIII

                     Security and Late Charge

               Section 23.01. Intentionally Omitted.

               Section 23.02. Intentionally Omitted.

               Section 23.03. In the event of the insolvency of Tenant or in the event of the entry of a judgment in bankruptcy in any court against Tenant which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America then and in such event Landlord may require the Tenant to deposit security in the amount specified in Section 16.05 to adequately assure Tenant's performance of all of its obligations under this Lease, including all payments subsequently accruing. Failure of Tenant to deposit the security required by this Section within thirty (30) days after Landlord's written demand shall constitute a material breach of this Lease by Tenant.

               Section 23.04. Anything in this Lease to the contrary notwithstanding, at Landlord's option, Tenant shall pay a "Late Charge" of eight (8%) percent of any installment of Monthly Basic Rent or Additional Rent paid more than ten (10) days after the due date thereof, to cover the extra expense involved in handling delinquent payments.


                           ARTICLE XXIV

                       Financial Statements

               Section 24.01. The Tenant agrees after the end of the Tenant's accounting year to furnish to the Landlord or mortgagee, a certified balance sheet and profit and loss statement for the last accounting year.


                            ARTICLE XXV

                              Broker

               Section 25.01. The Tenant represents and warrants to the Landlord that LPC Commercial Services, Inc. ("LPC"), The Pyne Companies, Ltd. and Edward S. Gordon Co. of New Jersey, Inc. ("Gordon") are the sole brokers with whom Tenant has dealt in connection with this Lease, and the Tenant shall pay the commission, if any, which may be due to said brokers (other than LPC). The Tenant agrees to indemnify and hold Landlord harmless from any and all claims of Pyne, Gordon and any other brokers with whom Tenant has dealt in connection with this Lease, and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant. Landlord represents and warrants to the Tenant that LPC, Pyne and Gordon are the sole brokers with whom it has dealt in connection with this Lease and Landlord shall indemnify and hold harmless Tenant from any and all claims arising out of conduct which is inconsistent with said representation. Landlord shall pay any commission owing to LPC in connection with this Lease.


                           ARTICLE XXVI

                  Short Form Memorandum of Lease

               Section 26.01. At the request of either party, the Landlord and the Tenant will execute and deliver, in duplicate original counterparts, a recordable memorandum of this Lease identifying the Demised Premises and stating the commencement and termination dates of the Term of this Lease.


                           ARTICLE XXVII

                      Waiver of Trial by Jury

               Section 27.01. The Landlord and the Tenant waive trial by jury in any action, proceeding or counterclaim brought by either the Landlord or the Tenant against the other in any matters whatsoever arising out of or in any way connected with this Lease, the Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.


                          ARTICLE XXVIII

                        Waiver of Distraint

               Section 28.01. Landlord waives all lien, right, interest and claim it might otherwise have in and waives its right of distraint of, the machinery, fixtures and other property of the Tenant, and in any other property of any nature whether on or off the Demised Premises, belonging to the Tenant. The provisions of this Section are intended to apply to the Landlord's common law (if any) and statutory right of distraint because of failure to pay Basic Rent or Additional Rent.

                           ARTICLE XXIX

                       ERISA Representation

               Section 29.01. Tenant represents and warrants to Landlord to the best of its knowledge that, as of the date hereof, neither Tenant nor any affiliate of Tenant has employee pension or profit-sharing plans that hold, in the aggregate, beneficial interests representing greater than five (5%) percent of the total assets of any Innovest, N.V. investment fund. Tenant acknowledges that a breach of the foregoing representation and warranty may constitute a prohibited transaction under the terms of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code, as modified by PTE 82-51, an administrative exemption from certain of the prohibited transaction rules granted to the Innovest, N.V. by the United States Department of Labor [46 Fed.
Reg. 14, 238 (April 2, 1982)].   If at any time Tenant or any affiliate of
Tenant has employee pension or profit-sharing plans that hold, in the aggregate, beneficial interests representing greater than five (5%) percent of the total assets of any Innovest, N.V. investment fund, Tenant shall promptly advise Landlord of such fact in writing.


                            ARTICLE XXX

                           Miscellaneous

               Section 30.01. Partial Invalidity. If any term or provision of this Lease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. Section 30.02. Waivers. One or more waiverS by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition.

The receipt of Basic Rent or Additional Rent by the Landlord, with knowledge of any breach of this Lease by the Tenant or of any default on the part of the Tenant in the observance or performance of any of the conditions or Covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease except with respect to the non-payment of Basic Rent or Additional Rent and then only to the extent of the Basic Rent or Additional Rent actually received by Landlord. Neither acceptance of the keys nor any other act or thing done by the Landlord or any agent or employee during the Term herein demised shall be deemed to be in acceptance of a surrender of said Demised Premises, excepting only an agreement in writing signed by the Landlord accepting or agreeing to accept such a surrender.

               Section 30.03. Number, Gender. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

               Section 30.04. Successors, Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

               Section 30.05. Headings. The Article and marginal headings herein are intended for convenience in finding the subject matters, and are not to be taken as part of this Lease and are not to be used in determining the intent of the parties to this Lease.

               Section 30.06. Entire Agreement. This instrument and any other documents executed by the parties in connection herewith contain the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument or in any other documents executed by the parties in connection herewith shall have any force or effect. This Lease shall not be modified in any way or terminated except by a writing executed by both parties.

               Section 30.07. Landlord. The term "Landlord" as used in this Lease means only the holder, for the time being, of the Landlord's interest under this Lease, so that in the event of any transfer of title to the Demised Premises the Landlord shall be and hereby is entirely freed and relieved of all obligations of the Landlord hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of the Landlord hereunder arising during the period it is the holder of the Landlord's interest hereunder.

               Section 30.08. Words of Duty. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

               Section 30.09. Cumulative Remedies. The specified remedies to which the Landlord or the Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or the Tenant may lawfully be entitled in case of any breach or threatened breach of any provision of this Lease.

               Section 30.10. No option. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Landlord and Tenant.

               Section 30.11. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount that the Basic Rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Monthly Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

               Section 30.12. Corporate Authority. If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.

If Landlord is a corporation, Landlord represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Landlord will provide Tenant with a corporate resolution confirming the aforesaid.

               Section 30.13. Intentionally omitted.

               Section 30.14. Force Majeure. Force Majeure shall mean and include those situations beyond either party's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Term Basic Rent or Additional Rent and except as to the time periods set forth in Article XVIII, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

               Section 30.15. Additional Rent. As used in this Lease, Additional Rent shall mean all sums in addition to Basic Rent payable by Tenant to Landlord pursuant to the provisions of this Lease.


                           ARTICLE XXXI

                        Personal Liability

               Section 31.01. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its successors, assigns or any mortgagee in possession (for the purposes of this Paragraph, collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.


                           ARTICLE XXXII

                    Landlord's Retained Rights

               Section 32.01. The Landlord hereby reserves to itself, its successors and assigns, the right to grant, construct, maintain and use ingress and egress easements, railroad easements, utility easements, drainage easements, across, through, over and under the Demised Premises, Building and Building Area or to or from other lands and other portions of the Real Property and to construct and install pipes and other equipment necessitated thereby, provided, however, that the same be at the cost of the Landlord and does not unreasonably interfere with the use of or access to the Demised Premises by the Tenant.
                          ARTICLE XXXIII

                       Intentionally Omitted


                           ARTICLE XXXIV

                       Intentionally Omitted


                           ARTICLE XXXV

                       Intentionally Omitted


                           ARTICLE XXXVI

                       Intentionally Omitted

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

ENZON, INC., Tenant             HOLLAND REALTY CORPORATION, a
                                Delaware corporation, Landlord

By: /S/ KENNETH J. ZUERBLIS     By:   /S/ M. JAMES SPITZER, JR.
    Title: Vice President            M. James Spitzer, Jr.,
           Finance                   Secretary
    Dated: April 1, 1995             Dated: As of April 1, 1995